SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

The number of shares outstanding of the issuer’s common stock, as of June 19, 2018, was 269,461,857.

Item 1.02 Termination of a Material Definitive Agreement.

On June 15, 2018, Airborne Wireless Network (the “Company”) entered into a Mutual Release, dated as of June 15, 2018 (the “Release”), with Bellridge Capital, LP (“Bellridge”) the effect of which was to terminate the Company’s previously disclosed arrangements with Bellridge pursuant to that certain 8% Convertible Promissory Note due December 22, 2018, Note No. 1, issued by the Company to Bellridge (“Note No. 1”), that certain 8% Convertible Promissory Note due December 22, 2018, Note No. 2, issued by the Company to Bellridge (“Note No. 2”) and that certain Securities Purchase Agreement, dated December 22, 2017, between Bellridge and the Company (the “SPA,” and collectively with Note No. 1 and Note No. 2, the “Transaction Documents”). Pursuant to the Release, the Company agreed to pay $725,000 to Bellridge, and each of Bellridge and the Company released and discharged the other for all obligations, agreements, claims or liabilities arising under the Transaction Documents, other than certain specific provisions under the SPA relating to the restricted nature of the shares of common stock of the Company issued to Bellridge and the Company’s obligation to facilitate the removal of any restrictive legends on such shares when transferred, as and when appropriate under the securities laws. Accordingly, as a result of the Release and the payment made pursuant thereto, the Company is no longer required to repay the aggregate principal amount of $1,100,000 or issue shares of its common stock upon conversion of the Note No. 1 and Note No. 2. Furthermore, as a result of the Release and prior conversions undertaken by the holders of other outstanding convertible indebtedness, the total principal amount of outstanding convertible indebtedness of the Company has been reduced from $6.6 million to $2.7 million, as of June 19, 2018.

The terms of the SPA had contained customary representations and warranties and indemnification obligations. Further, pursuant to the terms of the SPA, the Company issued 181,500 shares of its common stock as additional consideration to Bellridge in connection with the agreement of Bellridge to purchase Note No.1 and Note No. 2. The Company had also granted piggy-back registration rights to Bellridge with respect to such shares and any shares issued upon conversion of Note No.1 and Note No. 2.

Note No. 1 and Note No. 2 each had a maturity date of December 22, 2018, and bore interest at a rate of 8% per annum. Under Note No. 1 and Note No. 2, the Company was to pay accrued interest in shares of its common stock upon the receipt of notice (with or without a conversion of the principal balance) given by Bellridge at any time after six months had passed since the payment of the purchase price for such note, with the number of shares to be issued determined in accordance with the conversion formula described below. Bellridge also had the right at any time after the issuance date of Note No. 1 and Note No. 2 to convert all or a portion of the outstanding and unpaid principal amount under such notes and any accrued and unpaid interest into shares of common stock of the Company. The conversion price was the amount equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The number of shares of common stock issuable was determinable by dividing the amount to be converted by the conversion price. The conversion price was subject to adjustment upon the occurrence of certain events. The Company had the right to prepay each of Note No. 1 and Note No. 2 during the first 180 days that such note was outstanding, but only by paying a premium on the amount outstanding.

There is no material relationship between the Company or its affiliates and Bellridge other than in respect of the Transaction Documents. These descriptions of the SPA, Note No. 1 and Note No. 2 do not purport to be complete and are qualified in its entirety by reference to the terms of the Transactions Documents, which were attached as Exhibits 10.1, 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2017.

Item 3.03 Material Modification of Rights of Security Holders.

The information provided under Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, on June 15, 2018, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (as amended to date, the “Articles”) that increased the number of authorized shares of stock and granted the Company the right to effect up to three reverse stock splits of all of the Company’s issued and outstanding common stock. The number of shares of stock authorized under the Articles prior to the Amendment was 360,000,000, of which 350,000,000 were designated as common stock and 10,000,000 were designated as preferred stock. After giving effect to the Amendment, the number of authorized shares of all classes of stock the Company will have authority to issue is 1,510,000,000, of which 1,500,000,000 are be designated as common stock and 10,000,000 are designated as preferred stock.

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Under the Amendment, the board of directors of the Company (the “Board”) can effect up to three separate reverse splits of the Common Stock, each to be in a ratio of up to thirty five (35) to one (1) (each, a “Reverse Split”), with any fractional shares to be rounded up to the next whole share. Upon the effectiveness of each Reverse Split, the shares of the Company’s common stock outstanding immediately prior to such time will be combined into a smaller number of shares, such that a stockholder will own one share of the Company’s common stock for the number of shares of Common Stock determined by the Board (up to 35) held by that stockholder immediately prior to the effective time of such Reverse Split, subject to the treatment of fractional share interests described above. Prior to the Board effecting a Reverse Spilt, the Company is required to submit notice, provide supporting documentation and pay certain fees to the Financial Industry Regulatory Authority (“FINRA”). The Company intends to submit the necessary materials to FINRA upon the Board’s approval of each Reverse Split, after which FINRA will process the request and determine the effective date for such Reverse Split.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2018 through the written consent of holders of a majority of voting securities, the stockholders of the Company voted on and approved the Amendment described above under Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.” Specifically, holders of 87,091,862 shares of common stock, or 51.3% of the issued and outstanding securities of the Company, including the shares of Series A Convertible Preferred Stock entitled to vote on an as-converted basis, approved the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation, filed June 18, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: June 20, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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